Exhibit 99.2

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA

MYLAN LABORATORIES, INC., et al.,	)
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Plaintiffs,	)
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v.	)
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	)	Civil Action No. 04-1049 (RBW)
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TOMMY G. THOMPSON, et al.,	)
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Defendants,	)
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and	)
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ALZA CORPORATION, et al.,	)
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Intervenor-Defendants.	)
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MEMORANDUM OPINION

     Plaintiffs, Mylan Laboratories, Inc., Mylan Technologies, Inc., and Mylan Pharmaceuticals, Inc. (collectively “Mylan” or “plaintiffs”), commenced this action against Tommy G. Thompson, Secretary of Health and Human Services (“HHS”); Lester M. Crawford, Acting Commissioner of the United States Food and Drug Administration (“FDA”); and the FDA (collectively “FDA”, “federal defendants”, or “defendants”), seeking to enjoin the FDA from: (1) revoking the FDA’s final approval of Mylan’s abbreviated new drug application (“ANDA”) for a generic version of a fentanyl transdermal system1 and (2) applying Alza Corporation’s (“Alza”) pediatric exclusivity to Mylan’s ANDA. Complaint (“Compl.”) ¶ 1. Currently before this Court are (1) Mylan’s Motion for Preliminary Injunction and Declaratory

[1] The fentanyl transdermal system is a anaesthetic patch, which helps to relieve chronic pain.

Relief, to Consolidate the Preliminary Relief Hearing with the Summary Judgment Hearing or the Trial on the Merits, and For Summary Judgment Granting Final Injunction Relief (“Pls’ Mot.”) and (2) the Federal Defendants’ Memorandum in Opposition to Plaintiffs’ Motion for Preliminary Injunction and Summary Judgment and In Support of Cross-Motion for Summary Judgment (“Defs.’ Opp.”).2 At the request of the parties, the Court has consolidated the plaintiffs’ request for a preliminary injunction with their request for summary judgment on the merits in accordance with Fed. R. Civ. P. 65(a)(2). Upon consideration of the parties’ submissions, and for the reasons set forth below, the Court concludes that the plaintiffs’ motion for summary judgment should be denied and that the defendants’ cross-motion for summary judgment must be granted.

I. Statutory Scheme

     This matter concerns the application of three different, but interrelated, statutory provisions pertaining to the FDA’s approval of generic drugs. First, the 1984 amendments to the Federal Food, Drug and Cosmetic Act (“FDCA”), 21 U.S.C. § 301 et. seq., commonly referred to as the “Hatch-Waxman Amendments,” see 21 U.S.C. § 355(j), which address the process by which the FDA approves generic drugs. Second, the 1997 amendments to the FDCA, which provides an additional six-month exclusivity period for patents held by brand-name drug manufactures that participate in pediatric studies of those patented drugs. See 2l U.S.C. § 355a. Finally, 35 U.S.C. § 27l, a patent statute that was part of the Hatch-Waxman Amendments,

[2] Also before the Court were: (1) the Memorandum of Points and Authorities of Alza Corporation and Janssen Pharmacurtica, Inc. in Support of Their Unopposed Motion for Leave to Intervene and (2) the Brief of Amicus Curiae Generic Pharmaceutical Association in Support of Mylan Laboratories Inc., et al.’s Motion for Preliminary Injunction Relief and Summary Judgment Granting Final Injunctive Relief and Declaratory Relief.

which provides a district court with remedies if it finds that a patent for a new drug has been infringed by an ANDA. These statutory provisions have been explained in great detail in Allergan, Inc. v. Alcon Lab., Inc., 324 F.3d 1322, 1325-27(Fed Cir. 2003); Mova Pharm. Corp. v. Shalala, 140 F.3d 1060, 1063-65 (D.C. Cir. 1998); and Barr Lab., Inc. v. Thompson, 238 F. Supp. 2d 236, 239-41 (D.D.C. 2002), therefore, they will only be discussed to the extent necessary for the disposition of this case.

     (A) Hatch-Waxman Amendments — Approval of an ANDA

     The Federal Circuit has “recently stated that, in the Hatch-Waxman [Amendments], ‘Congress struck a balance between two competing policy interests: (1) inducing pioneering research and development of new drugs and (2) enabling competitors to bring low-cost, generic copies of those drugs to the market.”’ Allergan, 324 F.3d at 1325(citing Andrx Pharms., Inc. v. Biovail Corp., 276 F.3d 1368, 1371 (Fed. Cir. 2002)). Prior to the passage of the Hatch-Waxman Amendments, all drug manufacturers — brand-name and generic — were required to conduct controlled human clinical studies to demonstrate that the drug was safe and effective. This requirement delayed the entry into the market of both new drugs and generic versions of such drugs. Id. The Hatch-Waxman Amendments sought to address this situation.

     Under the Hatch-Waxman Amendments, only companies seeking to market a drug that has never been approved in the United States required to submit a New Drug Application (“NDA”). An NDA is required to contain scientific data demonstrating the safety and effectiveness of the new drug. 21 U.S.C. § 355(a), (b), (c). However, companies seeking to market a generic drug of a previously approved drug no longer need to conduct human clinical tests. Instead, the generic drug manufacturer can submit an ANDA demonstrating, among other requirements, that the generic version of the drug is the bioequivalent3 to the NDA-approved version of the drug. 21 U.S.C. §§ 355, 360cc; 35 U.S.C. §§ 156, 271, 282. In addition, to further expedite the process of introducing generic drugs to the market, under the Hatch-Waxman Amendments, a generic drug manufacturer may, without liability for infringement, use a drug claimed in a patent or a method of using a drug claimed in a patent in order to prepare an ANDA application. 35 U.S.C. § 271(e)(1).

     The approval of an ANDA depends, in part, upon the applicant submitting “a certification... with respect to each patent which claims [a] listed drug [previously approved by the Secretary of HHS (“Secretary”) for safety and effectiveness or whose approval has been withdrawn or suspended] or which claims a use for such a listed drug for which the applicant is seeking approval.” 21 U.S.C. §§ 355(j)(2)(A)(vii), 355(7). In addition, the certification, which must be amended if, “at any time before the effective date of the approval of the application, the applicant learns the submitted certification is no longer accurate,” 21 C.F.R. § 314.94(a)(12)(vii)(c)(1), must state one of the following:

(I)	that the required patent information relating to such patent has not been filed;

(II)	that such patent has expired;

(III)	that the patent will expire on a particular date;

(IV)	that such patent is invalid or will not be infringed upon by the drug for which approval is sought.

35 U.S.C. § 355(j)(2)(A)(vii). “If a certification is made under paragraph I or II, the patent indicating that patent information pertaining to the drug or its use has not been filed with the FDA or that the patent has expired, approval of the ANDA may be made effective immediately.”

[3] Bioequivalence means that the generic drug delivers the same amount of the active ingredient at the same rate and extent to the body as the innovator drug.

Barr, 238 F. Supp. 2d at 240 (citing 21 U.S.C. § 355(j)(5)(B)(i)). A paragraph III certification indicates that the applicant seeks approval to market the drug only after the applicable patent has expired. 21 U.S.C. § 355(j)(5)(B)(ii).

     When the ANDA contains a paragraph IV certification, the applicant must also provide notice of the paragraph IV certification to the NDA holder and the patent owner, and describe the factual and legal basis for the applicant’s opinion that an active patent is invalid or not infringed. 21 U.S.C. § 355(j)(2)(B); 21 C.F.R. § 314.95. Under the Hatch-Waxman amendments, filing an ANDA with a paragraph IV certification is deemed to be a “highly artificial” act of infringement. 35 U.S.C. § 271(e)(2)(A); Eli Lilly & Co. v. Medtronic Inc., 496 U.S. 661, 676 (1990). This act of infringement permits the NDA holder and the patent owner to sue the ANDA applicant before the drug comes to market, which helps expedite the generic drug reaching the marketplace. Alcon Labs, Inc., 324 F.3d at 1326. If the patent holder brings an infringement suit in district court within 45 days of receiving notice of the paragraph IV certification, the suit triggers an automatic stay of the FDA approval of the ANDA for 30 months. 21 U.S.C. § 355(j)(5)(B)(iii). If the patent holder or NDA holder does not bring suit within 45 days after it has received notice, the unexpired patent itself will not bar FDA’s approval of the ANDA; rather, it is eligible for immediate approval. 21 U.S.C. § 355(j)(5)(B)(iii); 21 C.F.R. § 314.107(f)(2): “The patent holder is, of course, free to sue the applicant for infringement ... after the 45-day window expires. The 30-month stay of FDA approval, however, will not be triggered.” Valley Drug Co. v. Geneva Pharm., Inc., 344 F.3d 1294, 1297 n.5 (11th Cir. 2003). It is important to note, however, that if the FDA gives final effective approval to an ANDA and the ANDA applicant begins to market the generic drug prior to a decision from the district court,4 the generic drug manufacturer may be liable for damages if it is determined that the patent is valid and infringed. See, e.g., Biovail Labs. Inc. v. Torpharm, Inc., 2002 WL 1732372 at *1-2 (N.D. Ill. 2002) (noting that damages may be recoverable if a generic drug manufacturer brings the generic drug to market prior to a decision from the patent court). Thus, to protect the ANDA holder’s interests, if the NDA holder or patent owner does not bring suit within the 45-day window, the ANDA applicant may seek a declaratory judgment that the patent is invalid and not infringed. 21 U.S.C. § 355(j)(5)(C)(II); see Minnesota Mining & Mfg. Co. v. Barr Lab, Inc., 289 F.3d 775, 791 (Fed. Cir. 2002) (Gajarsa, J. concurring). Although the FDA is not a party to the patent infringement litigation, once the patent court rules on the validity of the patent and if ruled valid whether it has been infringed, the ANDA applicant is required to submit a copy of the entry of the order of judgment to the FDA. 21 C.F.R. § 314.107(e).

     The FDA’s approval of an ANDA becomes effective on the date the agency issues a letter approving the drug, “unless the approval letter provides for a delayed effective date.” 21 C.F.R. § 314.105(d). If there is a delayed effective date, the FDA considers the approval “tentative and [it] does not become final until the effective date.” Id. For example, when patent litigation is initiated, such tentative approval “does not constitute ‘approval’ of an application and cannot, absent a final approval letter from the agency, result in effective approval . . . .” 21 C.F.R. § 314.107(b)(3)(v). Before the FDA will issue a final approval of an ANDA at the conclusion of patent litigation, it “will examine the application to determine whether there have been any

[4] This can occur if there is no 30-month stay or if the patent court does not make a decision prior to the expiration of the 30 month stay.

changes in the conditions under which the application was tentatively approved.” 59 Fed. Reg. at 50352. Changes in conditions that could delay final approval of a tentatively approved generic drug could include, for example, a change in standards governing impurity levels or a material change to the formulation or labeling of the pioneering drug. See, e.g., 21 U.S.C. § 355(j)(4)(A)-(K).

     If the patent holder or NDA is successful in its lawsuit, that is, the court hearing the patent infringement litigation concludes that the patent is valid and infringed, the Patent Code provides that “the court shall order the effective date of any approval of the drug . . . involved in the infringement to be a date which is not earlier than the date of the expiration of the patent which has been infringed.” 35 U.S.C. § 271(e)(4)(A). The statute does not differentiate between unapproved ANDAs that are pending FDA action and approved ANDAs. In fact, the legislative history makes clear that “[i]n the case where an ANDA has been approved, the order would mandate a change in the effective date.” H.R. Rep. No. 98-857, pt. 1, at 46 (1984).

     (B) Pediatric Exclusivity

     Congress amended the FDCA in 1997 to provide an economic incentive for drug manufacturers to invest the resources necessary to conduct pediatric studies of drugs. Under § 355a(c)(2):

(A)	if the drug is the subject of —

(i)	a listed patent for which a certification has been submitted under [paragraph II] . . . and for which pediatric studies were submitted prior to the expiration of the patent (including any patent extensions); or

(ii)	a listed patent for which a certification has been submitted under [paragraph III]

the period during which an application may not be approved under section 355(c)(3) or section 355(j)(5)(B) of this title shall be extended by a period of six months after the date the patent expires (including any patent extensions); or

(B) if the drug is the subject of a listed patent for which a certification has been submitted under [paragraph IV] . . . , and in the patent infringement litigation resulting from the certification the court determines that the patent is valid and would be infringed, the period during which an application may not be approved under section 355(c)(3) or section 355(j)(5)(B) of this title shall be extended by a period of six months after the date the patent expires (including any patent extensions).

The “pediatric exclusivity” provision, 21 U.S.C. § 355(a), provides manufacturers with, inter alia, an additional six-months of marketing exclusivity beyond the term applicable to effected patents in return for pediatric studies conducted at the FDA’s request. For example, if the FDA makes a request for pediatric studies and the NDA holder satisfies the requirements of the request, pediatric exclusivity may result in a six-month delay in the effective date of pending ANDAs. 21 U.S.C. § 355a(c).

II. Factual Background

     The parties acknowledge, and this Court agrees, that there are no material facts in dispute. The following statement of facts is derived from the pleadings currently before the court. In 1986,5 Alza obtained U.S. Patent No. 4,588,580 (“‘580 patent”) for the transdermal administration of a potent narcotic analgesic, fentanyl.6 Mylan’s Memorandum of Points and Authorities in Support of its Motion for Preliminary Injunctive and Declaratory Relief, to Consolidate the Preliminary Relief Hearing with the Summary Judgment Hearing or the Trial on the Merits, and for Summary Judgment Granting Final Injunctive and Declaratory Relief (“Pls.’

[5] The plaintiffs listed the year in which patent ‘580 was acquired as 1986 in their Memorandum in Support of their Motion for Summary Judgment and 1984 in their Complaint. Compare Pls.’ Mem. at 6 with Compl. ¶ 16. This date is not relevant to the disposition of this case and the Court uses 1986 solely for clarity and consistency.

[6] In common terns, Alza’s patent covers the application of fentanyl, a painkiller, to the skin through a patch. Pls.’ Mem. at 6, Exhibit (“Ex.”) 1 (reprinting the Declaration of C. Nichole Gifford, co-counsel for the plaintiffs). The drug is used to ease extreme chronic pain. Id. at 6.

Mem.”) at 6. The FDA listed the patent in its “Orange Book.”7 In 1991, Alza trademarked its analgesic patch as Druagesic® and began marketing it at that time. Id. at 6.

     In October 2001,8 Mylan filed its ANDA (76-258) with the FDA requesting approval to market a generic version of Duragesic®. Administrative Record (“A.R.”), tab 1. Because Mylan’s ANDA contained a paragraph IV certification with respect to Alza’s ‘580 patent, Mylan was required, under 21 U.S.C. § 355 (j)(2)(A)(vii)(IV), to send notice of the paragraph IV certification to Alza. Pls.’ Mem. at 6; Defs.’ Opp. at 15-16. Mylan sent this notice to Alza on December 6, 2001, and Alza received the notice four days later on December 10, 2001. Pls.’ Mem. at 6; Defs.’ Opp. at 16. On January 25, 2002, forty-six days after notice was received, Alza filed suit for patent infringement against Mylan in the United States District Court for the District of Vermont.9 Pls.’ Mem. at 7; Defs.’ Opp. at 16. Because suit was not brought within the 45-day window, Alza did not qualify for the automatic 30-month stay; therefore, Mylan’s ANDA was eligible for immediate approval by the FDA. On November 21, 2003, the FDA granted final approval of Mylan’s ANDA. A.R., tab 9.

     On March 24, 2004, the Vermont District Court found the ‘580 patent to be valid and

[7] The Food and Drug Administration’s publication, Approved Drug Product With Therapeutic Equivalence Evaluations, is commonly referred to at the “Orange Book.” Pls.’ Mem. at 6.

[8] The plaintiff, in its motion, states that this occurred in November 2001. However, both the defendants’ Memorandum and the Administrate Record indicate that this actually occurred in October 2001. Compare Defs.’ Opp. at 15 with A.R., tab 1 and Pls.’ Mem. at 15.

[9] Alza’s filing occurred on the 46th day, one day after the 45-day limitation in which suits need be brought under the FDCA to receive the 30-month stay. Recognizing its mistake, Alza attempted “to have the date of receipt of Mylan’s notice letter ‘corrected’ to read December 11, 2001, which, if granted, would have resulted in Alza’s suit being filed within 45 days.” Pls.’ Mem. at 7 n.3. It seems, however, that Alza’s legal department did not receive the notice until December 11, 2001, the day after the notice was officially delivered to the company, Id. The FDA therefore rejected Alza’s attempt to adjust the date and “adher[ed] to FDA regulations that the 45-day clock begins on the day after receipt of notice by anyone on behalf of the approved application holder.” Id.

infringed by Mylan’s ANDA. Alza Corp. v. Mylan Lab., Inc., 310 F. Supp. 2d 6l0, 623-37 (D.Vt. 2004). The court therefore, enjoined Mylan from “making, using, offering to sell, selling within the United States or importing into the United States” the fentanyl transdermal system described in its ANDA. Id. at 637. The court further ordered that “the effective date of any approval of Mylan’s ANDA product shall be no earlier than the date of expiration” of the ‘580 patent. Id. The court did not provide a specific effective date however. Mylan has appealed the Vermont Court’s decision to the United States Court of Appeals for the Federal Circuit, which is still pending.

     Following the Vermont Court’s decision, both Mylan and Alza sought an administrative decision from the FDA concerning whether Mylan’s fentanyl transdermal system would be eligible for marketing at the time the ‘580 patent expired, or whether Alza’s pediatric exclusivity would delay Mylan’s market entry for an additional six months. Pls.’ Mem. at 8; Defs.’ Opp. at 16. The FDA had previously requested that Alza conduct pediatric studies in July 1999 and, on January 29, 2003, the FDA concluded that Alza’s studies were timely and responsive. A.R. tab 15 at 1-2. Therefore, the FDA concluded that Alza was entitled to pediatric exclusivity. Id. The FDA corresponded and met personally with representatives of both companies to discuss the matter. Pls.’ Mem. at 8-9. In a letter dated June 22, 2004, the FDA issued its administrative decision concluding that, as a result of the change in the effective approval date of Mylan’s ANDA in the Vermont Court’s order, the final approval of Mylan’s ANDA had been reclassified and Mylan’s prior, finally approved ANDA, was now a “tentative approval.” A.R. tab l5 at 11-12. Thus, the FDA concluded that when the ‘580 patent expired on July 23, 2004, Mylan’s paragraph IV certification would no longer be valid and would be converted to a paragraph II certification either expressly or by operation of law. Id. at 12. As a result of the change in Mylan’s certification, the FDA concluded that Alza’s pediatric exclusivity should be applied against Mylan’s ANDA under 21 U.S.C. § 355a(c)(2)(A)(i). Thus, Mylan’s ANDA would not be eligible for final approval until after January 23, 2005, six months after the expiration of the ‘580 patent. Id. at 12-13.

     In this action, Mylan seeks an injunction, summary judgment, and consolidation of the hearings on Mylan’s motion under Federal Rules of Civil Procedure 56, 57 and 65. Pls.’ Mot. at 1-2; Pls.’ Mem. at 1 n.1. First, Mylan “seek[s] a determination that [the] FDA’s revocation of final approval of Mylan’s [ANDA] for a generic version of fentanyl transdermal system, and application of pediatric exclusivity to Mylan’s ANDA, is contrary to controlling statutes and therefore is arbitrary and capricious” in violation of the Administrative Procedure Act (“APA”), 5 U.S.C. § § 706(1), (2)(A) and (2)(C). Pls.’ Mot. at 1-2. In addition, Mylan seeks an injunction “enjoin[ing the] FDA from revoking the final approval of Mylan’s ANDA and from applying [the branded pharmaceutical company’s] pediatric exclusivity to Mylan’s ANDA.” Pls.’ Mot. at 1. Finally, Mylan requests consolidation of the injunction hearing with the summary judgment hearing or the trial on the merits. Id. at 2.

III. The Parties’ Arguments on the Merits

     Both parties raise compelling arguments, and it is clear to this Court that relevant FDCA statutes do not provide clear answers. The plaintiffs’ contend that the FDA improperly: (1) revoked final approval of Mylan’s ANDA and converted it to tentatively approved; (2) determined that it had to convert Mylan’s paragraph IV certification to a paragraph II certification at the date of the expiration of Alza’s ‘580 patent; and (3) determined that it would then apply the pediatric exclusivity to Mylan’s tentatively approved ANDA under 21 U.S.C. § 355a(c)(2)(A)(I). Furthermore, Mylan contends that the FDA’s determinations are not entitled to deference under either Chevron U.S.A., Inc. v. Natural Res. Def. Council, 467 U.S. 837, 842-43 (1984) or Skidmore v. Swift & Co., 323 U.S. 134, 139-40 (1944) because the FDA was not interpreting statutes that it is entrusted to administer, but rather a judicial decision and provisions of the patent code. Mylan’s Reply Memorandum in Support of its Motion for Preliminary Injunction and Summary Judgment and in Opposition to Federal Defendant’s Cross-Motion for Summary Judgment (“Pls.’ Reply”) at 5-6.

     As indicated, according to the plaintiffs, the FDA’s revocation of Mylan’s final approval and the conversion to a “tentative approval” was improper. To support their contention, Mylan relies on 21 U.S.C. §355(e), the statutory provision giving the FDA authority to revoke a final approval. Specifically, the plaintiffs contend that the FDA did not follow the process prescribed under 2l U.S.C. §355(e), and that none of the statutory requirements for revocation were satisfied. Pls.’ Mem at 18-24. Furthermore, Mylan contends the Vermont Court’s order only delayed the effective date of the final approval and did not cause the final approval to be revoked. Id. Flowing from this argument, Mylan contends that it was improper for the FDA to reclassify the paragraph IV certification as a paragraph II certification. Id. at 24-27. The plaintiffs assert that once the ANDA has been finally approved, as occurred here, the certification it submitted became irrelevant and did not have to be amended. Id. Thus, because Mylan’s certification should not have been changed from a paragraph IV, Mylan contends that Alza’s pediatric exclusivity should be determined under 21 U.S.C. § 355a(c)(2)(B). Id. at 27-29.

     Even if the FDA has authority to reclassify Mylan’s ANDA from paragraph IV to paragraph II, Mylan argues that § 355a(c)(2)(B) would still apply because the statute applies where “the drug is subject of a listed patent for which a certification has been submitted under subsection (b)(2)(A)(vii)(IV)...” Pls.’ Mem. at 3l-32 (citing 2l U.S.C. § 355a(c)(2)(B)(emphasis added)). Thus, since Mylan submitted its original certification under paragraph IV and Mylan’s application remained a paragraph IV certification when it was approved on November 21, 2003, Mylan asserts that the only applicable provision would be § 355a(c)(2)(B). Under § 355a(c)(2)(B), Mylan opines, “the only period during which an application cannot be approved under section 355(j)(5)(B), for an application containing a paragraph IV certification, is the 30-month stay of approval which is triggered only by an action for patent infringement brought within 45-days from the date of the paragraph IV certification.” Id. at 32. Thus, because Alza did not bring suit within this 45-day window, Mylan posits that Alza’s pediatric exclusivity does not apply to Mylan’s ANDA. Id. at 34.

     Contrary to the plaintiffs’ assertions, the FDA contends that Mylan currently holds only a tentative approval for its fentanyl ANDA. Specifically, the FDA argues that Mylan was no longer able to market its product after the Vermont Court issued its order on March 25, 2004, which delayed the effective date of Mylan’s ANDA pursuant to 35 U.S.C. § 271(e)(4)(A). Defs.’ Mem. at 25-26. According to the FDA, under its regulations, an approval with a delayed effective date is a “tentative approval.” Id. at 27. Thus, the FDA contends that it did not revoke Mylan’s ANDA, it simply acted on the Vermont Court’s order, delaying the effective date and thus changing Mylan’s ANDA to tentative approval status. A.R., tab 15 at 11-12. The FDA states that Mylan’s argument that 21 U.S.C. § 355(e) is the only means to revoke an effective approval ignores the court’s ability to delay the effective date under 35 U.S.C. § 271(e)(4)(A), which is the more specific statute and thus trumps § 355(e). Id. at 28-29. Furthermore, because Mylan’s ANDA was reclassified as a tentative approval, the FDA asserts that Ranbaxy Lab., Ltd. v. FDA, 307 F. Supp. 2d 15 (D.D.C. 2004), aff’d 96 Fed. Appx. 1 (D.C. Cir. 2004) supports its position that a paragraph IV certification is converted to a paragraph II certification upon expiration of the patent. Id. 33-33. Thus, the FDA contends that, as of July 23, 2004, when the Alza patent expired, Mylan’s paragraph IV certification converted to a paragraph II certification either by operation of law or by administrative process because the application contained an untrue statement. Id. Therefore, because Mylan’s certification was properly changed to a paragraph II certification, it is the FDA’s position that 2l U.S.C. § 355a(c)(2)(B), applies when determining whether Alza’s pediatric exclusivity would delay Mylan’s entry into the market. Id. at 35-38. Furthermore, the FDA argues that the 45-day window has no consequences under § 355a(c)(2)(A). Id. at 39-40. The FDA notes that the statutory provisions setting forth the consequences of finding a patent infringement under 35 U.S.C. § 271(e)(4) are not limited to suits brought within 45 days of receiving notice of a paragraph IV certification. Id. Thus, because Alza prevailed in the patent litigation, the FDA opines that it was able to divest Mylan’s ANDA of effective final approval until after the expiration of Alza’s ‘580 patent.

     Based upon the parties’ contentions, it is clear that there are two primary issues in dispute in this case: (1) the application of the FDCA and its amendments to the factual and legal consequences of the Vermont Court order and (2) the impact of Alza’s failure to file an infringement suit within 45 days of the paragraph IV notification.

IV. Standard of Review

     This Court will grant a motion for summary judgment under Federal Rule of Civil Procedures 56(c) if “the pleadings, depositions, answers to interrogatories and admissions on file, together with the affidavits or declarations, if any, demonstrate that there is no genuine issue as to any material fact and that the moving party is entitled to judgment as a matter of law.” Fed. R. Civ. P. 56(c). When ruling on a motion for summary judgment, this Court must view the evidence in the light most favorable to the non-moving party. Bayer v. United States Dep’t of Treasury, 956 F.2d 330, 333 (D.C. Cir. 1992). “Likewise, when ruling on cross-motions for summary judgment, the court shall grant summary judgment only if one of the moving parties is entitled to judgment as a matter of law upon material facts that are not genuinely in dispute.” Barr, 238 F. Supp. 2d at 244. The parties agree, and this Court finds, that there are no material facts in dispute, and this case presents purely legal issues. Thus, the entry of summary judgment for the party entitled to prevail as a matter of law is appropriate. Bayer, 956 F.2d at 333-34.

     Under the Administrative Procedure Act, 5 U.S.C. §706(2)(A), this Court will vacate a decision by the FDA only if the decision is “arbitrary, capricious, an abuse of discretion, or otherwise not in accordance with the law.” This standard is highly deferential to the agency. See Citizens to Pres. Overton Park, Inc. v. Volpe, 401 U.S. 402, 416 (1971). “There is a presumption in favor of the validity of the administrative action.” Bristol-Myers Squibb Co. v. Shalala, 923 F. Supp. 2l2, 216 (D.D.C. 1996). However, the amount of deference owed the FDA’s decisions varies depending on the circumstances. Dr. Reedy’s Lab., Inc. v. Thompson, 302 F. Supp. 2d 340, 348 (D.N.J. 2003) (citing United States v. Mead, 533 U.S. 218, 227-31 (2001)).

     Chevron deference, the highest level of deference, “applies ‘when it appears that

Congress delegated authority to the agency generally to make rules carrying the force of law, and that the agency interpretation claiming deference was promulgated in the exercise of that authority.’” Id. (citing Mead, 533 U.S. 226-27; Robert Wood Johnson Univ. Hosp. v. Thompson, 297 F.3d 273, 281 (3d Cir. 2002)). An agency is not entitled to Chevron deference in its interpretation of statutes that Congress has not delegated to it. Adams Fruit Co., Inc. v. Barrett, 494 U.S. 638, 649 (1990) (“A precondition to deference under Chevron is a congressional delegation of administrative authority.”). The Court applies a two-step analysis under Chevron. “First, if the statute speaks clearly ‘to the precise question at issue,’ the Court must give effect to the unambiguously expressed intent of Congress.” Chevron, 467 U.S. at 842-43. Second, where the statute is “silent or ambiguous with respect to the specific issue,” this Court must sustain the agency determination if it is based on a “permissible construction” of the statute. Id. at 843. A court does not need to reach this second step if, “employing traditional tools of statutory construction, [it] ascertains that Congress had an intention on the precise question at issue . . . .” Id. at 843 n.9. Chevron deference is frequently given to the FDA’s interpretation of the FDCA, as well as its own regulations. See, e.g., Purepac Pharm. Co. v. Thompson, 354 F.3 d 877, 883 (D.C. Cir. 2004); Serono Labs, Inc v. Shalala, 158 F.3d 1313, 1319-20 (D.C. Cir. 1998).

     Even where Chevron deference is not owed, this Court may still “accord deference to agency interpretations ‘made in pursuance of official duty, based upon more specialized experience and broader investigations and information that is likely to come to a judge in a particular case,’ so long as the agency thoroughly considers the statute, supplies valid reasoning for its interpretation, and renders a decision consistent with other agency pronouncements.” Dr. Reedy’s Lab., 302F. Supp. 2d at 348 (citing Skidmore, 323 U.S. at 139-40). Additionally, this

Court “owe[s] no deference to an agency’s reading of judicial orders and decisions.” American Bioscience, Inc. v. Thompson, 269 F.3d 1077, 1085 (D.C. Cir. 2001).

V. Legal Analysis

(A)	What is the Appropriate Level of Deference the Court Should Accord the FDA’s Determinations?

     This Court must begin its analysis by determining the appropriate deference, if any, to be given the FDA’s determinations at issue in this case. Such analysis must necessarily begin by determining what statutory provisions the FDA relied upon and interpreted in making its determinations. See Adams Fruit Co., 494 U.S. at 649. The plaintiffs assert that the FDA’s determinations are not entitled to deference because they are based upon the FDA’s interpretation of 35 U.S.C. § 271(e)(4)(A) of the patent code and the Vermont Court order, neither of which were entrusted to the FDA for interpretation by Congress. Contrary to the plaintiffs’ assertions, the FDA did not construe any issue of patent law in reaching its determinations in this case. Rather, it was the Vermont District Court that decided the issues of patent law and applied the remedies enumerated in § 271(e)(4)(A) of the patent code. The Vermont Court’s decision was simply the factual and legal predicate upon which the FDA applied the Hatch-Waxman Amendments, the pediatric exclusivity provisions of the FDCA, and the FDA regulations. Thus, when the FDA was making the determinations at issue in this case, it was not deciding issues of patent law, but rather, was deciding issues relating to the ANDA’s approval and the applicability of the pediatric exclusivity provisions, subject areas that have clearly been entrusted to the FDA by Congress. Thus, this Court must apply the Chevron two-step analysis. See, e.g., Barr, 238 F.

Supp. 2d at 248-49 (applying Chevron deference to FDA action taken pursuant to the Hatch-Waxman Amendments).

     This Court must now determine “if the statute[s in question] speak[] clearly ‘to the precise question[s] at issue’” or if the statutes are “silent or ambiguous with respect to the specific issue[s].” Chevron, 467 U.S. at 842-43. As noted above, the issues in dispute in this case can be fairly stated as: (1) whether the FDA properly applied the FDCA and its relevant amendments to the factual findings and legal conclusions rendered by the Vermont Court and (2) whether the FDA properly invoked the pediatric exclusivity provision.

     With respect to the first issue, § 27l(e)(4)(A) of the patent code provides the exclusive remedies in a patent infringement suit, such as the one litigated in the Vermont District Court. The remedy in the Vermont Court order, which mirrors the statute, delayed the effective date of any approval of Mylan’s ANDA. As discussed in sections V(B)-(C) of this Opinion, infra at 19-24, both the Vermont Court order and the applicable patent code statute specifically implicate the FDA even though the FDA was not a party to the lawsuit. See 21 C.F.R. § 314.107(e) (requiring the parties to submit a copy of the order of the judgment to the FDA). The remedy set forth in the Vermont Court order created a new legal and factual framework under which the FDA was required to apply the statutes it is charged by Congress with administering, specifically the FDCA, the Hatch-Waxman Amendments, and the pediatric exclusivity provisions. However, these statutory provisions are silent as to the FDA’s responsibilities in the situation, such as the one here, where final effective approval had been received but a patent court delayed the effective approval date designated by the FDA for a generic drug to be introduced into the market. Thus, the FDA’s decisions should be given Chevron deference so long as they represent a “permissible construction” of these statutory provisions. As to the second issue, whether the FDA properly applied the pediatric exclusivity provision, as this Court will discuss in sections V(E)-(F) of this Opinion, infra at 26-28, as applied to the facts in this case, the statute clearly expresses Congress’ intent and thus this Court must not stray from the clear intent of the statute.

(B)	What is the Effect of the Vermont Court Order on the FDA’s Final Approval of Mylan’s ANDA?

     It is without dispute that Mylan obtained final effective approval of its ANDA application from the FDA on November 21, 2003. The approval was granted despite the existence of the pending patent litigation between Mylan and Alza because Alza did not file suit within the requisite 45 days required to automatically stay the FDA approval process. This approval gave Mylan the right to begin immediately marketing and selling its generic drug. See 21 U.S.C. § 355(j)(5)(B)(iii). On March 25, 2004, the Vermont Court, sitting as the patent court, issued its ruling and concluded that, under patent law, Alza’s patent was valid and had been infringed. Alza Corp., 310 F. Supp. 2d at 623-37. Therefore, the court, applying the remedies listed in § 271(e)(4)(A) of the patent code, ordered that “the effective date of any approval of Mylan’s ANDA product shall be no earlier than the date of expiration” of Alza’s ‘580 patent. Id. at 637. This order created a new legal and factual predicate upon which the FDA was required to operate.

     The plaintiffs contend that the Vermont Court’s application of the remedies in § 271(e)(4)(A) did not disturb, either by revocation or reclassification, the final approval given to its ANDA by the FDA on November 21, 2003; instead, it simply changed the effective date of the final approval. Pls.’ Mem. at 18-20. Thus, Mylan argues that the FDA could not rely upon the order (or the patent code) to alter the status of Mylan’s ANDA. Id. Furthermore, Mylan opines that the only means by which the FDA could revoke its final approval was to follow the guidelines set forth in 21 U.S.C. § 355(e), which the FDA concedes it did not apply in this case. Id. at 21.

     The Vermont Court’s application of the remedies in § 271(e)(4)(A) of the patent code applies with equal force to both approved ANDAs and pending ANDAs and there can be no contention that the Vermont Court erroneously applied § 271(e)(4)(A) to Mylan’s finally approved ANDA. See H.R. Rep. No. 98-857, pt. 1 at 46 (1984) (nothing that “[i]n the case where an ANDA has been approved, the order would mandate a change in the effective date.”). Thus, the Vermont Court properly delayed the effective date of the approval of Mylan’s ANDA. The Vermont Court order essentially divested Mylan of its previously approved rights to immediately manufacture and market its ANDA and delayed the re-vesting of those rights until a date not earlier than the date of expiration of Alza’s ‘580 patent would expire. Therefore, the Vermont Court’s order had the effect of altering the FDA’s final effective approval date (November 21, 2003) and created an ANDA that had received final approval with a delayed effective date. For this reason, the plaintiffs’ § 355(e) argument (i.e. that 21 U.S.C. § 355(e) is the only means by which the FDA can revoke a final approval) must be rejected since the Vermont Court, not the FDA, brought about the change pursuant to the patent code.

(C)	Was Mylan’s ANDA Properly Reclassified as Tentatively Approved by the FDA Following the Vermont Court’s Order?

     Under 35 U.S.C. § 355(j)(5)(B)(iii)(II)(bb), if the patent court declares that a patent has been infringed, “the approval shall be made effective on the date specified by the court order under section 271(e)(4)(A) of title 35.” However, the Vermont Court did not provide a specific date on which Mylan’s ANDA could become effective. Rather, the Vermont Court stated only that Mylan’s ANDA could not become effective before the expiration of Alza’s ‘580 patent. Thus, the Vermont Court order implicitly required FDA action before Mylan’s ANDA could become effective. And the FDA regulations provide further support for the need for additional action by the FDA before Mylan’s ANDA will become effective. See 59 Fed. Reg. 50338, 50351-52 (“[t]he agency interprets these provisions of the act as requiring, as a preliminary matter, final agency approval of the application in order for any approval to be made effective.”). In fact, if the FDA did not act, Mylan’s ANDA theoretically might never be approved since the Vermont Court did not specify an effective approval date.

     There are also clear policy reasons underlying the need for additional FDA action, because as explained in Barr, “dangerous consequences would flow” if an ANDA applicant has an unqualified right to become effective at a date in the future because it “could[, for example,] remove from the FDA’s jurisdiction even the question whether [a] plaintiff can launch its drug without addressing the labeling deficiencies identified by the agency.” Barr, 238 F. Supp. 2d at 249. Furthermore, the requirement of additional action on the part of the FDA is found throughout the FDCA. See, e.g., 21 U.S.C. § 355(j)(5)(B)(iii) (“approval shall be made effective upon the expiration of the thirty month period”) (emphasis added); 21 U.S.C. § 355(j)(5)(B)(iv) (“application shall be made effective not earlier than one hundred eights days after . . . ”) (emphasis added).

     It is clear that the FDA was required to act consistent with the new legal and factual landscape created by the Vermont Court. Therefore, this Court must consider whether the FDA properly applied the FDCA, the Hatch-Waxman Amendments, and the pediatric exclusivity provisions in classifying Mylan’s ANDA as tentatively approved. The FDA, under its regulations, considers an approval with a delayed effective date to be a “tentative approval.” 21 C.F.R. § 314.107(b)(3)(v); Barr, 238 F. Supp. 2d at 248-50. Such tentative approval does not automatically become effective on the expiration date of a patent which is subject of an ANDA. See 59 Fed. Reg. 50338, 50351-52 (stating that “disposition of patent litigation will not result in automatic approval of a pending application” and no ANDA with a delayed effective date will be eligible for final approval until the FDA conducts a final substantive review “to determine whether there have been any changes in conditions under which the application was tentatively approved”).

     The FDA’s utilization of tentative approvals was discussed in Barr, 238 F. Supp. 2d 236 (D.D.C. 2002). In Barr, a pharmaceutical company brought an action against the FDA wherein it sought to enjoin the FDA from refusing to recognize the company’s ANDA. 238 F. Supp. 2d at 238. Barr’s ANDA, filed in 1987, contained a paragraph III certification. The FDA, citing 21 U.S.C. § 355(j)(4)(B), approved Barr’s ANDA with a delayed effective date of August 20, 2002. Id. at 241. However, prior to the expiration date of the patent, the FDA granted the NDA holder six months of pediatric exclusivity. Id. at 238-39. Barr argued that it had received a final approval and thus, despite the pediatric exclusivity, it had a vested right to market its product beginning August 20, 2002. Id. at 245-46. The district court disagreed and concluded that the 1987 approval from the FDA was merely a tentative approval and Barr had no right to market its product until the FDA provided final effective approval. Id. at 249-50.

     The plaintiffs contend that Barr is not controlling because, unlike Mylan, Barr never received final effective approval. Pls.’ Mem. at 23-24. However, this Court has already concluded that following the Vermont Court order, Mylan’s ANDA was not final and effective. Thus, to support Mylan’s contention, this Court would have to conclude that the FDA was required to act on Mylan's ANDA application based upon the circumstances that existed prior to the Vermont Court order. Doing so would render the Vermont Court order meaningless. See, e.g., Joyce v. Luther, 515 F. Supp. 765, 766 (D.C. Wis. 1981) (concluding that it “would [not] be appropriate to take an action which has the effect of reversing an order of another district court”). Under Chevron, and in light of Barr, this Court cannot conclude the FDA’s actions were an impermissible application of 2l C.F.R. § 314.107(b)(3)(v).

     Furthermore, Mylan argues that the FDA has recognized applications with a delayed effective date as final approvals and these cases have been affirmed by the District of Columbia, Federal and Sixth Circuits, The plaintiffs reference three cases: Unimed Inc. v. Quigg, 888 F.2d 826, 827 (Fed. Cir. 1989); Mead Johnson Pharm. Group v. Bowen, 838 F.2d 1332, 1334 (D.C. Cir. 1988); and Norwich Eaton Pharm., Inc. v. Bowen, 808 F.2d 486, 490 (6th Cir. 1987). Pls.’ Reply at 14-16. The plaintiffs’ reliance on these cases, however, is misplaced. These cases hold that the date of approval of an NDA is the date that appears on its approval letter; none of these cases concern the approval of an ANDA. And as already discussed, the process for approving an NDA differs substantially from the process of approving an ANDA. Therefore, these cases provide little guidance here. See Unimed, 888 F.2d at 826; Mead Johnson, 838 F.2d at 1333; and Norwich, 808 F.2d at 487.10

[10] The plaintiffs also argue that because the Vermont Court’s order is on appeal to the Federal Circuit, the FDA precedent prohibited it from reclassifying Mylan’s paragraph IV certification as a paragraph II certification. Pls.’ Mem. at 26-27. However, as the FDA has noted, such precedent has been limited to situations in which the

     The FDA’s November 21, 2003 final approval of Mylan’s ANDA was changed to a final approval with a delayed effective date upon issuance of the March 25, 2004 Vermont Court order. Thus, the FDA’s reclassification of Mylan’s ANDA to a tentative approval was predicated upon the new underlying situation established by the Vermont Court. Therefore, the FDA properly applied its regulations and Barr when it concluded that Mylan’s approval with a delayed effective date was a “tentative approval.” Furthermore, there are clear public health and safety issues in play that require the FDA to give final effective approval before a generic drug can be introduced into the market. Barr, 238 F. Supp. 2d at 246 (“Significant events occurring prior to the effective date can, and often must, delay the effective date of ANDA approvals.”); see also Ranbaxy, 307 F. Supp. 2d at 19 (adopting the FDA’s argument that “[a]pprovals do not become effective by operation of law because the FDA has an ongoing health and safety responsibility to perform, and an applicant has no vested right to enter the market until the FDA gives its final formal approval”). For the foregoing reasons, this Court concludes that the FDA’s determination that Mylan’s ANDA was only tentatively approved following the Vermont Court order is entitled to Chevron deference because its determination was a permissible application of 21 C.F.R. § 314.107(b)(3)(v), as concluded by the court in Barr. 238 F. Supp. 2d at 249 (concluding that the plaintiff’s ANDA with a delayed effective date was a tentative approval).

(D)	Did the FDA Properly Change Mylan’s Paragraph IV Certification to a Paragraph II Certification Upon Expiration of Alza’s ‘580 patent?

     Mylan contends that the FDA improperly converted its paragraph IV certification into a paragraph II certification, Pls.’ Mem. at 24-27. Mylan’s argument is based on the fact that it had

NDA holder’s patent had not expired, which is not the situation here.

received final approval (as opposed to tentative approval) from the FDA of its ANDA. Specifically, Mylan argues that once its ANDA received final approval, the certification contained in the application was irrelevant and the application did not need to be amended. Id. at 24-25. However, as discussed previously, Mylan’s final effective approval was changed to a final approval with a delayed effective date and thus a tentative approval when the Vermont Court issued its order on March 25, 2004. As noted above, any rights Mylan obtained when it received the FDA’s final effective approval were lost when the Vermont Court acted, and since Mylan’s ANDA was properly reclassified as tentative, it then follows that Mylan was required to adhere to the FDA regulations pertaining to tentatively approved ANDAs, unless requiring compliance constituted an impermissible construction of the FDCA.

     The FDA requires an ANDA applicant to “amend a submitted [patent] certification if, at any time before the effective date of the approval of the application, the applicant learns that the submitted certification is no longer accurate.” 21 C.F.R. § 314.94(a)(12)(viii)(c)(1). Such amendments are required if, for example, the patent expires. In Ranbaxy, 307 F. Supp. 2d at 15, the court concluded that

[at the moment of patent expiry,] the Paragraph IV certification became invalid, and either converted as a matter of law to Paragraph II certifications or became inaccurate, thereby creating both an obligation on Ranbaxy’s part to amend its ANDAs to reflect patent expiry and an inability on the part of the FDA to approve the ANDAs in their inaccurate form.

Id. at 21. In Ranbaxy, the generic drug manufacturer challenged the FDA’s refusal to approve its ANDAs upon the expiration of the NDA holder’s patent. Id. at 16. Ranbaxy’s ANDAs contained a paragraph IV certification and the NDA holder filed suit against Ranbaxy within 45 days, which automatically stayed the FDAs approval of the ANDAs for 30 months. However, the patent court was unable to conduct a trial before the NDA holder’s patent expired. Id. at 17. Consequently, the parties agreed to dismiss the case as moot when the NDA holder’s patent expired. Id. At the time of the dismissal, the FDA had tentatively approved Ranbaxy’s ANDAs. Id. It had denied final approval concluding that Ranbaxy’s ANDAs would not be approved until after the expiration of the NDA holder’s pediatric exclusivity expired because Ranbaxy’s paragraph IV certification would be converted to a paragraph II certification at the time the NDA holder’s patent expired. Id. at 18.

     Consistent with the Ranbaxy court holding, as of midnight on July 23, 2004, when Alza’s patent expires, Mylan had to either amend its ANDA and substitute a paragraph II certification for its paragraph IV certification or the FDA could treat Mylan’s paragraph IV certification as a paragraph II certification. The FDA’s actions clearly were granted deference in Ranbaxy, and this Court sees no reason not to extend the same deference here.11

(E)	Does Alza’s Pediatric Exclusivity Apply to Mylan’s ANDA?

     Mylan contends that 35 U.S.C. § 355a(c)(2)(B), which governs the application of pediatric exclusivity for a paragraph IV certification, applies in determining whether Alza’s pediatric exclusivity impacts Mylan’s ANDA. Pls.’ Mem. at 27-29. As grounds for its position, Mylan notes that § 355a(c)(2)(B) applies where “the drug is the subject of a listed patent for which a certification has been submitted under” paragraph IV. Id. at 27. Thus, because Mylan

[11]	Mylan contends that even if its ANDA was properly considered tentatively approved, “the FDA has failed to explain why it [could not have concluded] its final review of Mylan’s already finally approved ANDA prior to the July 23, 2004 patent expiration date.” Pls.’ Mem. at 25. Mylan’s argument is of no moment in light of this Court’s conclusion that the plaintiff’s ANDA was only tentatively approved and Mylan was required to abide by the FDCA and FDA regulations for tentatively approved ANDA’s. For example, 21 U.S.C. § 355(j)(4)(A)-(K) provides a variety of reasons why the effective date of an ANDA may be delayed for a tentatively approved drug.

initially submitted its application under paragraph IV, Mylan argues that the pediatric exclusivity provision applicable here is § 355a(c)(2)(B). While at first blush Mylan’s position appears compelling, the District of Columbia Circuit resolved this question in affirming Ranbaxy, and the Court finds no basis for concluding that the Circuit Court’s holding should not apply to the facts in this case. The Circuit in Ranbaxy held:

The district court also properly affirmed the FDA’s conclusion that, upon the expiration of Pfizer’s patent on January 29, 2004, Ranbaxy’s “Paragraph IV” certification became invalid, and the applicable pediatric exclusivity provision became 21 U.S.C. § 355a(c)(2)(A), the provision pertaining to “Paragraph II” certifications.

Ranbaxy, 2004 WL 886333, at * 1. Thus, under Ranbaxy, Mylan’s ANDA had to contain a paragraph II certification upon expiration of Alza’s patent before the FDA could grant final approval to it. Therefore, the FDA properly applied the pediatric exclusivity provisions applicable to paragraph II certifications. Under § 355a(c)(2)(A), if a drug is subject to a paragraph II certification and pediatric studies were submitted prior to the expiration of the patent, the statute requires that “the period during which an [ANDA] may not be approved ... shall be extended by a period of six months after the date the patent expires.” This is exactly the case here. Alza submitted its requested pediatric studies, the FDA granted pediatric exclusivity and, therefore, the FDA properly invoked Alza’s pediatric exclusivity against Mylan’s tentatively approved ANDA.

     The plaintiffs’ contend that there are a number of factual differences between the two cases, thus making reliance on Ranbaxy misplaced. The plaintiffs cite to the following factual difference between Ranbaxy and the case currently before this Court: (1) Ranbaxy was sued within the 45-day window; (2) Ranbaxy’s ANDA had never received final FDA approval; (3) the parties dismissed the patent litigation as moot; and (4) the underlying policy issues in Ranbaxy are not present in this case.12 Pls.’ Mem. at 30. However, these factual differences do not call for a different result in this case. In fact, contrary to the plaintiffs assertion otherwise, the same underlying policy issues are present in this case as were present in Ranbaxy, i.e., the FDA had an ongoing health and safety responsibility to perform even if the ANDA’s status had not been altered by the Vermont Court opinion. Cf. 21 U.S.C. §355(e) (providing the Secretary with the power to withdraw approval of any drug, including approved ANDAs, if there are health and safety concerns).

     Finally, Mylan contends that the conclusion reached by the Court will improperly read out of existence § 355a(c)(2)(B) because “all scenarios under each section of 355a(c) would result in the application of section 355a(c)(2)(A)(I)” Pls.’ Mem. at 28-29. This argument must also be rejected. As the FDA has correctly noted in its papers, § 355a(c)(2)(B) would apply “where an ANDA applicant submits a paragraph IV certification, and prevails in the patent litigation.” Defs.’ Mem. at 38. Therefore, § 355a(c)(2)(B) is not rendered meaningless by this Court’s holding.

     Thus, for the foregoing reasons, the FDA’s determination that § 355a(c)(2)(A) applied when determining whether Alza’s pediatric exclusivity is a permissible construction of the statute and is entitled to Chevron deference.

[12]	In Ranbaxy, the FDA contended, and the court agreed, that ANDA “approvals do not become effective by operation of law because the FDA has an ongoing health and safety responsibility to perform, and an applicant has no right to enter the market until the FDA gives its final formal approval.” Ranbaxy, 307 F. Supp. 2d at 19.

(F)	Does Alza’s Failure to Bring Suit Against Mylan Within 45-days Preclude the Application of Alza’s Pediatric Exclusivity Against Mylan’s ANDA?

     The plaintiffs argue that Alza’s pediatric exclusivity should not apply against Mylan’s ANDA. Specifically, Mylan contends that 21 U.S.C. § 355a(c)(2)(B) applies when determining which pediatric exclusivity provision controls. Pls.’ Mem. at 31. Mylan argues that under § 355a(c)(2)(B), the only “period during which an application may not be approved under section 355(j)(5)(B), for an application containing a paragraph IV certification, is the 30-month stay of approval which is triggered only by an action for patent infringement brought within 45-days from the date of paragraph IV certification.” Pls.’ Mem. at 32 (emphasis in original). Thus, Mylan opines that since Alza did not file suit within 45 days of receipt of the paragraph IV notification, Alza is not entitled to have its pediatric exclusivity applied against Mylan’s ANDA. Id. at 32-33. Again, this argument rests upon the factual predicate that Mylan has a finally approved ANDA that did not have to be amended. This, position however, as discussed above, is not the case. As this Court has already concluded, § 355a(c)(2)(A), not § 355a(c)(2)(B) applies when determining the applicability of Alza’s pediatric exclusivity against Mylan’s tentatively approved ANDA. Thus, Mylan’s argument on this issue is without merit.

VI. Conclusion

     Having afforded Chevron deference to the interpretations rendered by the FDA, the Court finds that it must deny the plaintiffs’ motion for summary judgment and grant the defendants’ cross-motion for summary judgment. This result is called for because the Court concludes that the FDA did not improperly revoke or reclassify its final approval of Mylan’s ANDA for a generic version of a fentanyl transdermal system to a tentative approval and did not improperly apply Alza pediatric exclusivity to Mylan’s ANDA.

     SO ORDERED this 17th day of August, 2004.13

REGGIE B. WALTON
United States District Judge

[13]	An Order consistent with the Court’s ruling accompanies this Memorandum Opinion.